SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)             October 25, 2004

ORDERPRO LOGISTICS, INC.
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(Exact Name of Registrant as Specified in its Charter)

Nevada	4731	86-0982348
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number )	Identification No.)

7400 North Oracle Road - Suite 162, Tucson, Arizona	85704
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (520) 575-5745
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(Former Name or Former Address, if Changed Since Last Report)

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Item 8.01 Other Events.

The services of JBP Express ( Orderpro’s major subsidiary) have been temporarily suspended as a result of the management and office staff resigning their employment the week of October 11, 2004. At the moment, the client/customer relationships still exist and the facility and trucks are still available for us to revive the operations if we decide to do so. We are currently in discussions with our bank which has control of JBP’s receivables as collateral on a bank line of credit to determine what funds, if any, are available to OPLO. We are also in the process of reevaluating the operations of this facility to determine what impact, if any, the shutting down of JBP will have on the operation of OPLO. This event could potentially have a material effect the financial statements of the company in that JBP accounted for 79.4 % of OPLO’s total revenue for the six months ended June 30, 2004. Management is assessing the recoverability of its assets, including, as mentioned above, its accounts receivables, and is analyzing the operational viability of this subsidiary. Upon completion of this investigation, the Board of Directors will convene to determine the best course of action.

Item 9.01(c).     Exhibits

Exhibit No.	Exhibit

99	News Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 29, 2004                          ORDERPRO LOGISTICS, INC.

                 By: /s/ Jeff Smuda
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                 Jeff Smuda, CEO

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